                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

         Filed by the Registrant [X]

         Filed by a Party other than the Registrant [ ]

         Check the appropriate box:

         [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))

         [X] Definitive Proxy Statement

         [ ] Definitive Additional Materials

         [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           MANHATTAN ASSOCIATES, INC.
                           --------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X]      No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

         (5)      Total fee paid:

                  --------------------------------------------------------------

         [ ]      Fee paid previously with preliminary materials:

                  --------------------------------------------------------------

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)        Amount Previously Paid:

                  --------------------------------------------------------------

       (2)        Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------

       (3)        Filing Party:

                  --------------------------------------------------------------

       (4)        Date Filed:

                  --------------------------------------------------------------

                           MANHATTAN ASSOCIATES, INC.
                       2300 Windy Ridge Parkway, Suite 700
                             Atlanta, Georgia 30339
                                 (770) 955-7070


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 19, 2001


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Manhattan Associates, Inc. (the "Company") will be held at 2300 Windy Ridge Parkway, Atlanta, Georgia 30339, at 10:00 a.m., Atlanta, Georgia time, on Saturday, May 19, 2001 (the "Annual Meeting"), to consider and act upon:

         1. the election of three directors to the Company's Board of Directors;

         2. a proposal to increase the number of shares available for issuance under the Company's Stock Incentive Plan from 9,659,453 shares to 10,659,453 shares, an increase of 1,000,000 shares;

         3. a proposal to ratify the selection of independent auditors for the Company's current fiscal year; and

         4. such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 31, 2001, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.


                                    By Order of the Board of Directors,



                                    /s/ David K. Dabbiere
                                    ------------------------------------
                                    David K. Dabbiere
                                    Secretary

April 25, 2001
Atlanta, Georgia



                                    IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE THAT HAS BEEN PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                           MANHATTAN ASSOCIATES, INC.
                       2300 WINDY RIDGE PARKWAY, SUITE 700
                             ATLANTA, GEORGIA 30339
                              --------------------

                                 PROXY STATEMENT
                              ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 19, 2001

                         -------------------------------


                 INFORMATION CONCERNING SOLICITATION AND VOTING


SHAREHOLDERS MEETING

         This Proxy Statement and the enclosed proxy card ("Proxy") are furnished on behalf of the Board of Directors of Manhattan Associates, Inc., a Georgia corporation ("Manhattan" or the "Company" or "we"), for use at the Annual Meeting of Shareholders to be held on Saturday, May 19, 2001, at 10:00 a.m., Atlanta, Georgia time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 2300 Windy Ridge Parkway, Atlanta, Georgia 30339. The Company intends to mail this Proxy Statement and the accompanying Proxy on or about April 26, 2001, to all shareholders entitled to vote at the Annual Meeting.

SHAREHOLDERS ENTITLED TO VOTE

         Only holders of record of the Company's $.01 par value per share common stock (the "Common Stock") at the close of business on March 31, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 31, 2001, the Company had outstanding and entitled to vote 26,658,191 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Any shareholder who signs and returns a Proxy has the power to revoke it at any time before it is exercised by providing written notice of revocation to the Secretary of the Company or by filing with the Secretary of the Company a Proxy bearing a later date. The holders of a majority of the total shares of Common Stock outstanding on the record date, whether present at the Annual Meeting in person or represented by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each shareholder who signs and returns the enclosed Proxy will be counted for the purposes of determining the presence of a quorum at the meeting, whether or not the shareholder abstains on all or any matter to be acted on at the meeting. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

COUNTING OF VOTES

         The purpose of the Annual Meeting is to consider and act upon the matters which are listed in the accompanying Notice of Annual Meeting and set forth in this Proxy Statement. The enclosed Proxy provides a means for a shareholder to vote upon all of the matters listed in the accompanying Notice of Annual Meeting and described in the Proxy Statement. The enclosed Proxy also provides a means for a shareholder to vote for all of the nominees for Director listed thereon or to withhold authority to vote for one or more of such nominees. The Company's Bylaws provide that Directors are elected by a plurality of the votes cast. Plurality means that more votes must be cast in favor of the election of a Director than those cast against election of such Director. Accordingly, the withholding of authority by a shareholder (including broker non-votes) will not be counted in computing a plurality and thus will have no effect on the results of the election of such nominees.

         The accompanying Proxy also provides a means for a shareholder to vote for, against or abstain from voting on each of the other matters to be acted upon at the Annual Meeting. Each Proxy will be voted in accordance with the shareholder's directions. The affirmative vote of a majority of the shares of Common Stock present in person or represented by a Proxy and entitled to vote on proposals two and three set forth in the accompanying Notice of Annual Meeting is required for the approval of such proposals. Approval of any other matters as may properly come before the meeting also will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by a Proxy and entitled to vote at the meeting. Abstentions with respect to proposals two and three will have the same effect as a vote against the proposals. With respect to broker non-votes, the shares will not be considered present at the meeting for the proposals to which authority was withheld. Consequently, broker non-votes will not be counted with regard to such proposals, but they will have the effect of reducing the number of affirmative votes required to approve the proposals, because they reduce the number of shares present or represented from which a majority is calculated.

PROXIES

         When the enclosed Proxy is properly signed and returned, the shares that it represents will be voted at the Annual Meeting in accordance with the instructions noted thereon. In the absence of such instructions, the shares represented by a signed Proxy will be voted in favor of the nominees for election to the Board of Directors, and in favor of the approval of proposals two and three.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the amount and percent of shares of Common Stock that, as of March 31, 2001, are deemed under the rules of the Securities and Exchange Commission (the "Commission") to be "beneficially owned" by each member of the Board of Directors of the Company, by each nominee to become a member of the Board of Directors, by each Named Executive Officer of the Company, by all Directors and Executive Officers of the Company as a group, and by any person or "group" (as that term is used in the Securities Act of 1934, as amended) known to the Company as of that date to be a "beneficial owner" of more than 5% of the outstanding shares of Common Stock.

                                                                                            COMMON STOCK
                                                                                       BENEFICIALLY OWNED (2)
                                                                                  --------------------------------
                                                                                     NUMBER OF        PERCENTAGE
                                                                                     SHARES OF            OF
NAME OF BENEFICIAL OWNER (1)                                                       COMMON STOCK          CLASS
----------------------------                                                      ---------------    -------------
Richard M. Haddrill (3)......................................................           508,647           1.9%
Deepak Raghavan (4)..........................................................         2,218,693           8.3
Thomas W. Williams, Jr. (5)..................................................            12,500             *
Jeffry W. Baum (6)...........................................................           166,667             *
Jeffrey S. Mitchell (7)......................................................            20,000             *
Neil Thall (8)...............................................................            70,000             *
Brian J. Cassidy (9).........................................................           187,500             *
Alan J. Dabbiere (10)........................................................         9,677,064          36.3
John R. Hardesty (11)........................................................            25,000             *
John J. Huntz, Jr. (12)......................................................            28,000             *
Thomas E. Noonan (13)........................................................            36,000             *
Ponnambalam Muthiah (14).....................................................         2,253,696           8.5
Deepak M.J. Rao (15).........................................................         2,246,411           8.4
All executive officers and directors as a group (11 persons) (16)............        12,950,071          47.0

----------
*Less than 1% of the outstanding Common Stock.
(1) Except as set forth herein, the street address of the named beneficial owner is c/o Manhattan Associates, Inc., 2300 Windy Ridge Parkway, Suite 700, Atlanta, Georgia 30339.
(2) For purposes of calculating the percentage beneficially owned, the number of shares of Common Stock deemed outstanding include (i) 26,658,191 shares outstanding as of March 31, 2001 and (ii) 920,480 shares issuable by us pursuant to options held by the respective person or group that may be exercised within 60 days following March 31, 2001 ("Presently Exercisable Options"). Presently Exercisable Options are considered to be outstanding and to be beneficially owned by the person or group holding such options for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.
(3)      Includes 421,313 shares issuable pursuant to Presently Exercisable
         Options.
(4) Includes 2,212,693 shares held by a limited partnership controlled by Mr. Raghavan, the 99% limited partnership interest of which is owned by a trust for the benefit of his descendants, and 6,000 shares held by Mr. Raghavan for the benefit of his minor child. Mr. Raghavan disclaims beneficial ownership of the shares held by the limited partnership that are allocable to the interest held by the trust and the shares held for the benefit of his child.
(5)      Includes 12,500 shares issuable pursuant to Presently Exercisable
         Options.
(6)      Includes 166,667 shares issuable pursuant to Presently Exercisable
         Options.
(7)      Includes 20,000 shares issuable pursuant to Presently Exercisable
         Options.
(8)      Includes 70,000 shares issuable pursuant to Presently Exercisable
         Options.
(9) Includes 145,000 shares issuable pursuant to Presently Exercisable Options. Mr. Cassidy's address is Julianalaan 4-404, 3743 JG Baarn, The Netherlands.
(10) Consists of 9,677,064 shares held by Pegasys Systems Incorporated, a corporation controlled by Mr. Dabbiere, 80% of the equity interest of which is held by a trust for the benefit of Mr. Dabbiere's siblings, certain extended relatives and any future descendants. Mr. Dabbiere disclaims beneficial ownership of the shares held by Pegasys that are allocable to the interest held by the trust.
(11) Includes 25,000 shares issuable pursuant to Presently Exercisable Options. Mr. Hardesty's address is 2162 Camel Mesa Drive, Laughlin, Nevada 89029.
(12) Includes 25,000 shares issuable pursuant to Presently Exercisable Options. Mr. Huntz's address is c/o Fuqua Ventures, LLC, 1201 W. Peachtree Street, Suite 5000, Atlanta, Georgia 30309.
(13) Includes 35,000 shares issuable pursuant to Presently Exercisable Options. Mr. Noonan's address is c/o Internet Security Systems, Inc., 6303 Barfield Road, Atlanta, Georgia 30328.
(14) Includes 1,567,452 shares held by a limited partnership controlled by Ponnambalam Muthiah, the 99% limited partnership interest of which is held by a trust for the benefit of his descendants, and 12,000 shares held by him for the benefit of his minor children. Ponnambalam Muthiah disclaims beneficial ownership of the shares held by the limited partnership that are allocable to the interest held by the trust and the shares held for the benefit of his children.
(15) Includes 1,959,961 shares held by a limited partnership controlled by Mr. Rao, the 99% limited partnership interest of which is held by a trust for the benefit of his descendants. Mr. Rao disclaims beneficial ownership of the shares held by the limited partnership that are allocable to the interest held by the trust.
(16) Includes 9,677,064 shares held by a corporation controlled by Mr. Dabbiere; 2,212,693 shares held by a limited partnership controlled by Mr. Raghavan and 6,000 shares held by Mr. Raghavan's child, who is a minor; 87,334 shares held by Mr. Haddrill; 42,500 shares held by Mr. Cassidy; 3,000 shares held by Mr. Huntz; 1,000 shares held by Mr. Noonan; and 920,480 shares issuable pursuant to Presently Exercisable Options.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

INTRODUCTION

         At the Annual Meeting, three directors are to be elected for the terms described below. The Board of Directors is divided into three classes, each of whose members serve for staggered three-year terms. The Board is currently comprised of two Class I directors (Mr. Cassidy and Mr. Dabbiere), two Class II directors (Mr. Haddrill and Mr. Raghavan) and three Class III directors (Mr. Hardesty, Mr. Huntz and Mr. Noonan). At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the Class I directors, Class II directors and Class III directors will expire upon the election and qualification of successor directors at the 2002, 2003 and 2001 annual meeting of shareholders, respectively. There are no family relationships among any of the directors or director nominees of the Company.

         The Board of Directors has adopted a policy statement that provides as follows: "[i]t is the policy of Manhattan Associates, Inc., in order to ensure full representation of the Company's shareholders on the Board of Directors and to enhance the Company's access to talented managerial advisors, that no nonemployee director of the Company shall serve as a director for more than eight consecutive years and that each nonemployee director when first elected to the Board of Directors (including after a period of non-service) shall serve for only a one year term unless renominated by the Board of Directors at that time, in which case he or she shall be included in the Company's staggered board in a manner determined by the Board of Directors."

         Shares represented by executed Proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

         The Board of Directors recommends a vote FOR each named nominee.

NOMINEES

         The name and age, principal occupation or employment, and other data regarding each nominee, based on information received from the respective nominees, are set forth below:

Nominees to Serve as a Class III Director

         JOHN R. HARDESTY, age 61, has served as a Director of Manhattan since July 2000. Mr. Hardesty has been self-employed as an investor since March 1995. From 1988 until 1995, Mr. Hardesty was the owner and chairman of Dixson, a manufacturer of electronic instruments for the heavy-duty truck market and process control market. Mr. Hardesty also serves as a director of La Teko Resources Ltd., a gold exploration company.

         JOHN J. HUNTZ, JR., age 50, has served as a Director of Manhattan since January 1999. Mr. Huntz serves as Managing Director of Fuqua Ventures, LLC, a private equity investment firm. Mr. Huntz served as Executive Vice President and Chief Operating Officer of Fuqua Enterprises, Inc., a company that manufactures health-care products, from August 1995 to March 1998 and as its Senior Vice President since March 1994. From September 1989 to January 1994, Mr. Huntz served as the Managing Partner of Noble Ventures International, Inc., a private international investment company. From 1984 to 1989, Mr. Huntz held the position of Director of Capital Resources for Arthur Young & Company, and from 1979 to 1984, Mr. Huntz was with Harrison Capital, Inc., a venture capital investment subsidiary of Texaco, Inc. Mr. Huntz founded and serves as President of the Atlanta Venture Forum, a risk capital network, and is on the Board of Directors of the National Venture Capital Association. Mr. Huntz is also a member of the National Association of Small Business Investment
Companies and the Southern Regional Association of Small Business Investment Companies. Mr. Huntz serves as a director and Chairman of the Compensation Committee of GMP Companies, a developer of medical technologies.

         THOMAS E. NOONAN, age 40, has served as a Director of Manhattan since January 1999. Mr. Noonan has served as the President and as a Director of Internet Security Systems, Inc., a provider of network security monitoring, detection and response software, since June 1995, and as its Chief Executive Officer and Chairman of the Board of Directors since November 1996. Prior to joining Internet Security Systems, Inc., Mr. Noonan served as Vice President, Sales and Marketing with TSI International, Inc., an electronic commerce company, from September 1994 until May 1995. From November 1989 until September 1994, Mr. Noonan held high-level sales and marketing positions at Dun & Bradstreet Software, a developer of enterprise business software.

CURRENT DIRECTORS

         The Directors of the Company continuing in office as Class I Directors, elected to serve until the 2002 Annual Meeting, are as follows:

         ALAN J. DABBIERE, age 39, a founder of Manhattan, served as Chief Executive Officer and President of Manhattan from its inception in 1990 until October 1999 and has served as Chairman of the Board since February 1998. From 1986 until 1990, Mr. Dabbiere was employed by Kurt Salmon Associates, a management consulting firm specializing in consumer products manufacturing and retailing, where he specialized in consulting for the retail and consumer products manufacturing industries. At Kurt Salmon Associates, Mr. Dabbiere participated in Quick Response pilot projects focused on the value of an integrated supply chain initiative. Mr. Dabbiere serves on the American Apparel Manufacturer Association's Management Systems Committee.

         BRIAN J. CASSIDY, age 55, has served as a Director of Manhattan since May 1998. Mr. Cassidy has served as the Vice-Chairman and Co-Founder of WebForia Inc., formerly LiveContent Inc., a developer and supplier of research tools for the Internet, since April 1996. Prior to joining LiveContent Inc., Mr. Cassidy served as Vice President of Business Development of Saros Corporation, a developer of document management software, from January 1993 to March 1996. Prior to joining Saros Corporation, Mr. Cassidy was employed by Oracle Corporation, as Joint Management Director of European Operations and a member of the Executive Management Board from 1983 to 1988 and as Worldwide Vice President of Business Development from 1988 to 1990.

         The Directors of the Company continuing in office as Class II Directors, elected to serve until the 2003 Annual Meeting, are as follows:

         RICHARD M. HADDRILL, age 47, has served as a Director of Manhattan since October 1999 and has served as President and Chief Executive Officer of Manhattan since October 1999. From September 1996 until June 1999, Mr. Haddrill served as a board member for Powerhouse Technologies, a technology, services and gaming company. From 1994 until 1996, Mr. Haddrill served as Powerhouse's Executive Vice President and served as President and Chief Executive Officer from 1996 until October 1999. From 1991 until 1994, Mr. Haddrill was President of the international subsidiaries of Knowledgeware, a computer software company. From 1975 until 1991, Mr. Haddrill was employed at Ernst & Young, and he held various positions there including Managing Partner and Partner.

         DEEPAK RAGHAVAN, age 34, a founder of Manhattan, has served as Senior Vice President of Manhattan since August 1998, as a Director since February 1998 and as Chief Technology Officer since its inception in 1990. From 1987 until 1990, Mr. Raghavan was a Senior Software Engineer for Infosys Technologies Limited, a software development company, where he specialized in the design and implementation of information systems for the apparel manufacturing industry.

BOARD OF DIRECTORS MEETINGS, COMMITTEES AND COMPENSATION

         During 2000, the Board of Directors held four meetings. All of the incumbent directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and meetings of committees of the Board of Directors on which they served.

         Messrs. Dabbiere and Raghavan served as members of the Executive Committee in 2000. The Executive Committee is empowered to exercise all authority of the Board of Directors, except as limited by the Georgia Business Corporation Code ("GBCC"). Under the GBCC, an Executive Committee may not, among other things, approve or propose to shareholders actions required to be approved by shareholders, fill vacancies on the Board of Directors or any of its committees, amend or repeal the bylaws, or approve a plan of merger not requiring shareholder approval. Messrs. Huntz and Noonan served as members of the Compensation Committee throughout 2000. Mr. Cassidy served on the Compensation Committee until April 2000, and Mr. Hardesty was elected as a third member of the Compensation Committee in July 2000. The Compensation Committee is responsible for reviewing and recommending salaries, bonuses and other compensation for our officers. The Compensation Committee is also responsible for administering Manhattan's stock option plans and for establishing the terms and conditions of all stock options granted under these plans. Messrs. Huntz and Noonan served as members of the Audit Committee throughout 2000, and Mr. Hardesty was elected as a third member of the Audit Committee in July 2000. The Audit Committee is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, monitoring our financial policies and internal control procedures, and reviewing and monitoring the provisions of non-audit services by our auditors.

         Non-employee members of the Board of Directors received $1,000 for each board meeting attended in 2000 and $500 for each committee meeting held independently of a board meeting. The Company may also grant stock options to the non-employee members of the Board of Directors. In 2000, the Company granted stock options to purchase 10,000 shares of Common Stock to each non-employee director.

EXECUTIVE COMPENSATION

         Summary Compensation Table. The following table sets forth, for the three years ended December 31, 2000, the total compensation paid to or accrued for the Chief Executive Officer and other Executive Officers as defined under the rules of the Securities and Exchange Commission with the next highest total annual salary and bonus that exceeded $100,000 (collectively, the "Named Executive Officers").

                                                                                                        LONG TERM
                                                                   ANNUAL COMPENSATION                COMPENSATION
                                                         -------------------------------------------  -------------
                                                                                                       NUMBER OF
                                                                                        OTHER          SECURITIES         ALL
                                                                                        ANNUAL         UNDERLYING        OTHER
NAME AND PRINCIPAL POSITION                     YEAR       SALARY       BONUS(1)    COMPENSATION (2)     OPTIONS      COMPENSATION
---------------------------                    ------    ----------   -----------   ----------------  -------------   -------------

Richard M. Haddrill (3) ...................     2000      $300,000      $520,920       $ 52,672(4)              --       $     --
  President, Chief Executive Officer            1999        44,000        52,060        100,000(4)       1,300,000        300,000(5)
  and Director                                  1998            --            --             --                 --             --

Jeffry W. Baum ............................     2000       150,000       206,047             --             10,000             --
  Senior Vice President--International          1999       125,000       265,220             --             80,000             --
  Operations                                    1998        89,449        89,449             --            160,000             --

Jeffrey S. Mitchell .......................     2000       150,000       249,714             --             20,000             --
  Senior Vice President--North                  1999       150,000       128,750             --            175,000             --
  American Sales                                1998       115,704       299,808             --             30,000             --

Neil Thall ................................     2000       250,000       162,221             --             20,000             --
  Executive Vice President--                    1999       229,167            --             --            140,000             --
  Professional Services                         1998       184,633        40,000             --                 --             --

Thomas W. Williams, Jr. (6) ...............     2000       146,667        85,381         50,273(4)          60,000             --
  Senior Vice President, Chief Financial        1999            --            --             --                 --             --
  Officer and Treasurer                         1998            --            --             --                 --             --

(1) Bonuses represent amounts earned in the applicable year, regardless of whether such bonuses were paid prior to the end of such year.
(2) In accordance with the rules of the Securities and Exchange Commission, other compensation received in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.
(3)      Mr. Haddrill joined the Company in October 1999.
(4)      Represents relocation expenses paid in 2000.
(5) Represents compensation expense relating to 85,000 shares of Common Stock issued to Mr. Haddrill in 1999.
(6)      Mr. Williams joined the Company in February 2000.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth all individual grants of stock options during the year ended December 31, 2000, to each of the Named Executive
Officers:

                                              INDIVIDUAL GRANTS
                             -----------------------------------------------------
                              NUMBER OF     PERCENT OF                                  POTENTIAL REALIZABLE
                             SECURITIES    TOTAL OPTIONS                                  VALUE AT ASSUMED
                             UNDERLYING     GRANTED TO     EXERCISE OR                 ANNUAL RATES OF STOCK
                              OPTIONS      EMPLOYEES IN    BASE PRICE   EXPIRATION       PRICE APPRECIATION
             NAME              GRANTED      FISCAL YEAR     PER SHARE      DATE          FOR OPTION TERM (1)
             ----              -------      -----------     ---------      ----        ------------------------
                                                                                           5%           10%
                                                                                       ---------      ---------
Richard M. Haddrill........         --           --              --             --            --             --
Jeffry W. Baum.............     10,000          0.7%         $38.98       11/30/10      $245,171      $ 621,311
Jeffrey S. Mitchell........     20,000          1.4           38.98       11/30/10       490,342      1,242,622
Neil Thall.................     20,000          1.4           38.98       11/30/10       490,342      1,242,622
Thomas W. Williams, Jr.....     50,000          3.4            7.94       01/17/10       249,593        632,517
                                10,000          0.7           38.98       11/30/10       245,171        621,311

----------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the fair market value per share on the date of grant and assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are mandated by the rules of the Securities and Exchange Commission and are not intended to forecast future appreciation of our stock price. The potential realizable value computation is net of the applicable exercise price, but does not take into account federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock. Actual gains, if any, are dependent upon the timing of such exercise and the future performance of our Common Stock. There can be no assurance that the rates of appreciation in this table can be achieved. This table does not take into account any appreciation in the price of our Common Stock to date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

         The following table summarizes the number of shares and value realized by each of the Named Executive Officers upon the exercise of options and the value of the outstanding options held by the Named Executive Officers at December 31, 2000:

                                                                    NUMBER OF                     VALUE OF
                              SHARES                        SECURITIES UNDERLYING                 UNEXERCISED
                             ACQUIRED        VALUE            UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
          NAME              ON EXERCISE    REALIZED (1)        AT FISCAL YEAR-END         AT FISCAL     YEAR-END (2)
          ----              -----------    ------------    --------------------------    ---------------------------
                                                           EXERCISABLE  UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
                                                           -----------  -------------    -----------   -------------
Richard M. Haddrill ......    198,334       $7,882,574        297,306       804,360      $11,662,806    $31,445,449
Jeffry W. Baum ...........         --               --        120,001       129,999        4,302,432      4,426,161
Jeffrey S. Mitchell ......     85,000        3,602,780         70,000       130,000        2,441,250      3,725,162
Neil Thall ...............     60,000        2,990,396         60,000       110,000        2,199,375      3,275,312
Thomas W. Williams, Jr ...         --               --             --        60,000               --      1,770,656

----------
(1) Amounts disclosed in this column do not reflect amounts actually received by the Named Executive Officers but are calculated based on the difference between the fair market value on the date of exercise of the options and the exercise price of the options. The Named Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of our Common Stock at the time of such sale.
(2) Based on the fair market value of our Common Stock as of December 31, 2000 of $42.63 per share as reported on the Nasdaq National Market, less the exercise price payable upon exercise of such options.

EMPLOYMENT AGREEMENTS

         Mr. Thall entered into an employment agreement with Manhattan effective November 25, 1997. For 2001, Mr. Thall is entitled to receive an annual base salary of $250,000 and is entitled to a performance-related bonus of up to $150,000. In addition, Mr. Thall received an option to purchase 150,000 shares of our Common Stock, of which 40,000 shares vested on each of November 25, 1997, 1998 and 1999 and 30,000 shares vested on November 25, 2000. Under the terms of the agreement, Mr. Thall has agreed to assign to us all patents, copyrights and other intellectual property developed by him during the course of his employment. In addition, Mr. Thall has agreed not to solicit our customers for a period of one year following his termination.

         Mr. Haddrill entered into an employment agreement with Manhattan effective October 11, 1999. Pursuant to this agreement, Mr. Haddrill is entitled to receive an annual base salary of $300,000 and a performance-related bonus equal to 2% of pre-tax operating income. In addition, Mr. Haddrill received 85,000 shares of our Common Stock and an option to purchase 1,300,000 shares of our Common Stock, which vests in equal quarterly installments over three years commencing in October 1999. All of the shares granted pursuant to this option will become immediately exercisable upon a change in control as defined in the agreement. Under the agreement, Mr. Haddrill has agreed to assign to us all patents, copyrights and other intellectual property developed by him during the course of his employment. In addition, Mr. Haddrill has agreed not to solicit our customers for a period of one year following his termination. In connection with any termination of Mr. Haddrill's employment, other than a termination based on gross negligence or willful misconduct, Mr. Haddrill will be entitled to receive a severance payment within 10 days of termination equal to two times his base salary and bonus (limited for these purposes to an amount not to exceed his base salary). In addition, Mr. Haddrill is eligible to receive up to $1.2 million as reimbursement for certain taxes, if incurred, upon a change in control as defined in the agreement.

STOCK OPTION PLANS

         Manhattan Associates, LLC Option Plan. The Manhattan Associates, LLC Option Plan (the "LLC Option Plan") became effective on January 1, 1997. The aggregate number of shares reserved for issuance under the LLC Option Plan was 5,000,000 shares. The purpose of the LLC Option Plan was to provide incentives for key employees, officers, consultants and directors to promote the success of Manhattan and to enhance our ability to attract and retain the services of such persons. Options granted under the LLC Option Plan were not options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Since February 28, 1998, no additional options could be granted pursuant to the LLC Option Plan.

         As of March 31, 2001, we had outstanding options to purchase 1,174,076 shares of Common Stock under the LLC Option Plan at a weighted average exercise price of $5.42 per share.

         Stock Incentive Plan. The Manhattan Associates, Inc. Stock Incentive Plan was adopted by the Board of Directors and approved by our shareholders in February 1998. As amended to date, up to 9,659,453 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events), less the number of shares issued under the LLC Option Plan, may be issued pursuant to stock options and other stock incentives granted under the Stock Incentive Plan. In addition, the Stock Incentive Plan provides for an annual increase in the number of shares available for issuance under the Plan by an amount equal to 5% of the outstanding shares of our Common Stock. On January 1, 2001, the number of shares of Common Stock available for issuance under the Plan automatically increased 659,453 shares to 9,659,453 shares pursuant to this provision. As of March 31, 2001, we had outstanding options or other stock incentives to acquire 4,652,673 shares of Common Stock under the Stock Incentive Plan at a weighted average exercise price of $16.98 per share.

         The Stock Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock awards and stock appreciation rights ("SARs", and, together with the other options and incentives, "Awards").

Officers, employees, directors, advisors and consultants of Manhattan and any of our subsidiaries are eligible to be granted Awards under the Stock Incentive Plan. Under present law, however, incentive stock options may be granted only to employees. The granting of Awards under the Stock Incentive Plan is discretionary. We will be required to recognize compensation expense over the vesting period of any SARs granted.

         Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price that may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, incentive stock options may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of our voting power). The Stock Incentive Plan permits the payment of the exercise price of options to be in the form of cash, or if the individual option agreement so provides, by surrender to us of shares of Common Stock or by a cashless exercise through a brokerage transaction.

         The Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors. The committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Stock Incentive Plan generally and to interpret the provisions thereof. The Committee may amend, modify or terminate any outstanding Award and with respect to new Awards will determine:

         - the number of shares of Common Stock covered by options, restricted stock awards or SARs, the dates upon which such options or SARs become exercisable and the restrictions on restricted stock lapse;

         - the exercise price of options and SARs and the purchase price, if any, of restricted stock;

         -        the duration of options and SARs; and

         - the conditions and duration of restrictions on restricted stock.

         No Award may be made under the Stock Incentive Plan after February 2008, but Awards previously granted may extend beyond that time. The Board of Directors may at any time terminate the Stock Incentive Plan. Any such termination will not affect outstanding options, restricted stock or SARs.

         Other Options. In addition to options issued under the LLC Option Plan and the Stock Incentive Plan, as of March 31, 2001, we had outstanding options to purchase an aggregate of 453,284 shares of Common Stock to employees outside of the LLC Option Plan and the Stock Incentive Plan at a weighted average exercise price of $0.33 per share.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Our Articles of Incorporation provide that the liability of the directors to the shareholders for monetary damages shall be limited to the fullest extent permissible under Georgia law. This limitation of liability does not affect the availability of injunctive relief or other equitable remedies.

         Our Bylaws provide that we will indemnify each of our officers, directors, employees and agents to the extent that he or she is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative because he or she is or was a director, officer, employee or agent of Manhattan, against reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding; provided, however, that no indemnification shall be made for:

         - any appropriation, in violation of his or her duties, of any business opportunity of Manhattan;

         - acts or omissions that involve intentional misconduct or a knowing violation of law;

         - any liability under Section 14-2-832 of the GBCC, which relates to unlawful payments of dividends and unlawful stock repurchases and redemptions; or

         - any transaction from which he or she derived an improper personal benefit.

We have entered into indemnification agreements with certain officers and directors providing indemnification similar to that provided in the Bylaws.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The following non-employee directors were the members of the Compensation Committee of the Board of Directors during 2000: Brian J. Cassidy, John R. Hardesty, John J. Huntz, Jr. and Thomas E. Noonan. In April 2000, Mr. Cassidy resigned from the Compensation Committee, and in July 2000, Mr. Hardesty was elected to the Compensation Committee. During 1999 and 2000, we paid Mr. Cassidy approximately $60,000 each year for consulting services. In addition, we granted options to purchase 100,000 shares of Common Stock at $9.00 per share to Mr. Cassidy during 1999. Under the option agreement, 25,000 shares vested on each of April 27, 1999 and October 27, 1999, and 25,000 shares vest on each of April 27, 2000 and October 27, 2000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own beneficially more than 10% of our Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission. To our knowledge, our directors, executive officers and 10% shareholders complied during 2000 with all applicable Section 16(a) filing requirements except late filings by two directors, Brian J. Cassidy and John J. Huntz, Jr., of Form 4s to report a sale of 10,000 shares by Mr. Cassidy and an option exercise and sale of 10,000 shares by Mr. Huntz, and one late filing by one of our executive officers, Jeffry Baum, to report his initial beneficial ownership on Form 3. Each of these transactions have subsequently been reported.

         COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

         The Compensation Committee of the Company's Board of Directors has furnished the following report on Executive Compensation in accordance with the rules and regulations of the Securities and Exchange Commission. This report outlines the duties of the Committee with respect to executive compensation, the various components of the Company's compensation program for executive officers and other key employees, and the basis on which the 2000 compensation was determined for the executive officers of the Company, with particular detail given to the 2000 compensation for the Company's Chairman of the Board and Chief Executive Officer.

COMPENSATION OF EXECUTIVE OFFICERS GENERALLY

         The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing compensation levels for the executive officers of the Company, including the annual bonus plan for executive officers and for administering the Company's Stock Option Plan. The Committee is currently comprised of three non-employee directors: Messrs. Noonan (Chairman), Hardesty and Huntz. In April 2000, Mr. Cassidy resigned from the Committee and Mr. Noonan was elected to replace Mr. Cassidy as Chairman of the Committee. The Committee's overall objective is to establish a compensation policy that will (i) attract, retain and reward executives who contribute to achieving the Company's business objectives; (ii) motivate executives to obtain these objectives; and (iii) align the interests of executives with those of the Company's long-term investors. The Company compensates executive officers with a combination of salary and incentives designed to focus their efforts on maximizing both the near-term and long-term financial performance of the Company. In addition, the Company's compensation program rewards individual performance that furthers Company goals. The executive compensation program includes the following: (i) base salary; (ii) incentive bonuses; (iii) long-term equity incentive awards in the form of stock option grants; and (iv) other benefits. Each executive officer's compensation package is designed to provide an appropriately weighted mix of these elements, which cumulatively provide a level of compensation roughly equivalent to that paid by companies of similar size and complexity.

         Base Salary. Base Salary levels for each of the Company's executive officers, including the Chief Executive Officer, are generally set within a range of base salaries that the Committee believes are paid to similar executive officers at companies deemed comparable based on the similarity in revenue level, industry segment and competitive employment market to the Company. In addition, the Committee generally takes into account the Company's past financial performance and future expectations, as well as the performance of the executives and changes in the executives' responsibilities.

         Incentive Bonuses. The Committee recommends the payment of bonuses to provide an incentive to executive officers to be productive over the course of each fiscal year. These bonuses are awarded only if the Company achieves or exceeds certain corporate performance objectives. The incentive bonus to each executive officer is based on the individual executive's performance as it relates to the Company's performance.

         Equity Incentives. Stock options are used by the Company for payment of long-term compensation to provide a stock-based incentive to improve the Company's financial performance and to assist in the recruitment, retention and motivation of professional, managerial and other personnel. Generally, stock options are granted to executive officers from time to time based primarily upon the individual's actual and/or potential contributions to the Company and the Company's financial performance. Stock options are designed to align the interests of the Company's executive officers with those of its shareholders by encouraging executive officers to enhance the value of the Company, the price of the Common Stock, and hence, the shareholder's return. In addition, the vesting of stock options over a period of time is designed to create an incentive for the individual to remain with the Company. The Company has granted options to the executives on an ongoing basis to provide continuing incentives to the executives to meet future performance goals and to remain with the Company. During the fiscal year ended

December 2000, options to purchase an aggregate of 110,000 shares of Common Stock were granted to the Company's executive officers.

         Other Benefits. Benefits offered to the Company's executive officers are provided to serve as a safety net of protection against the financial catastrophes that can result from illness, disability, or death. Benefits offered to the Company's executive officers are substantially the same as those offered to all of the Company's regular employees. In 1995, the Company established a tax-qualified deferred compensation 401(k) Savings Plan (the "Plan") covering all of the Company's eligible full-time employees. Under the Plan, participants may elect to contribute, through salary reductions, up to 18% of their annual compensation subject to a statutory maximum. The Company provides additional matching contributions in the amount of 50% up to the first 6% contributed under the Plan. The Plan is designed to qualify under Section 401 of the Internal Revenue Code so that the contributions by employees or by the Company to the Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the Plan, and so that contributions by the Company will be deductible by the Company when made.

COMPENSATION OF THE CHAIRMAN OF THE BOARD OF DIRECTORS

         The Committee annually reviews the performance and compensation of the Chairman of the Board of Directors based on the assessment of his past performance and its expectation of his future contributions to the Company's performance. Alan J. Dabbiere has served as the Company's Chairman of the Board since February 1998. In 2000, Mr. Dabbiere's base salary as Chairman of the Board was set at $150,000. The Committee believes the compensation paid to Mr. Dabbiere was reasonable.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         The Committee annually reviews the performance and compensation of the Chief Executive Officer based on the assessment of his past performance and its expectation of his future contributions to the Company's performance. Richard M. Haddrill has served as the Company's Chief Executive Officer since October 1999. For the twelve-month period commencing on January 1, 2000, Mr. Haddrill's base salary was set at $300,000. The Committee believes the compensation paid to Mr. Haddrill was reasonable.

POLICY WITH RESPECT TO QUALIFYING COMPENSATION FOR DEDUCTIBILITY

         Section 162(m) of the Internal Revenue Code imposes a limit on tax deductions for annual compensation (other than performance-based compensation) in excess of one million dollars paid by a corporation to its Chief Executive Officer and the other four most highly compensated executive officers of a corporation. The Company has not established a policy with regard to Section 162(m) of the Code, since the Company has not and does not currently anticipate paying cash compensation in excess of one million dollars per annum to any employee. None of the compensation paid by the Company in 2000 was subject to the limitations on deductibility. The Board of Directors will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

                                         Compensation Committee

                                         Thomas E. Noonan, Chairman
                                         John R. Hardesty
                                         John J. Huntz, Jr.

                             STOCK PERFORMANCE GRAPH

         The following line-graph provides a comparison of the cumulative total shareholder return on our Common Stock for the period from the date of the Company's initial public offering on April 23, 1998 through December 31, 2000, against the cumulative shareholder return during such period achieved by The Nasdaq Stock Market (U.S. Companies) ("Nasdaq US") and the Index for Nasdaq Listed Supply Chain Solution Provider Stocks (the "Nasdaq Computer Index"). The graph assumes that $100 was invested on April 23, 1998 in our Common Stock and in each of the comparison indices, and assumes reinvestment of dividends.


                              [GRAPH APPEARS HERE]


                                                                   INDEX FOR
                                               INDEX FOR         NASDAQ LISTED
                                             NASDAQ STOCK         SUPPY CHAIN
   MEASUREMENT PERIOD       MANHATTAN         MARKET (US           SOLUTION
 (FISCAL YEAR COVERED)     ASSOCIATES         COMPANIES)        PROVIDER STOCKS
 ----------------------    ----------         ----------        ---------------
        4/23/98              $100.00           $100.00              $100.00
       12/31/98               181.67            120.14                51.41
       12/31/99                49.17            223.27               103.10
       12/31/00               284.17            134.33               117.21



         The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (collectively, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                           RELATED PARTY TRANSACTIONS

         During 2000, Peter V. Dabbiere, a brother of Alan J. Dabbiere, was employed by us as the general manager of hardware sales and support and received an aggregate payment of $127,868.

         During 2000, Joel D. Dabbiere, a brother of Alan J. Dabbiere, was employed by us in various sales management roles and received an aggregate payment of $331,481.

         During 2000, David K. Dabbiere, a brother of Alan J. Dabbiere, was employed by us as Senior Vice President, Chief Legal Officer and Secretary and received an aggregate payment of $161,714. In addition, we granted options to purchase 5,000 shares of Common Stock at $38.98 per share to Mr. Dabbiere during 2000.

         All cash compensation paid to Alan Dabbiere's brothers was comparable to compensation that would have been paid to unaffiliated persons.

         During 1999 and 2000, we paid Brian J. Cassidy, a Class I Director, approximately $60,000 each year for consulting services. In addition, we granted options to purchase 100,000 shares of Common Stock at $9.00 per share to Mr. Cassidy during 1999. Under the option agreement, 25,000 shares vested on each of April 27, 1999 and October 27, 1999, and 25,000 shares vest on each of April 27, 2000 and October 27, 2000.

                             AUDIT COMMITTEE REPORT

         This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

         The Audit Committee of the Board of Directors currently consists of Messrs. Huntz (Chairman), Hardesty and Noonan, all of whom meet the independence requirements of Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. During fiscal 2000, the Audit Committee of the Board of Directors developed a charter for the Committee, which was approved by both the Audit Committee and the full Board on June 30, 2000. The complete text of the new charter is attached as "Annex A" to this Proxy Statement.

         In overseeing the preparation of the Company's financial statements, the Audit Committee met with both management and the Company's independent auditors to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the independent auditors. The Committee's review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         With respect to the Company's independent auditors, the Audit Committee, among other things, discussed with Arthur Andersen LLP, matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

         Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                            Audit Committee

                                            John J. Huntz, Jr., Chairman
                                            John R. Hardesty
                                            Thomas E. Noonan

                                   PROPOSAL 2

                      AMENDMENT TO THE STOCK INCENTIVE PLAN

         Up to 9,659,453 shares of our Common Stock, less any shares issued under our LLC Option Plan, are currently available for issuance under the Manhattan Associates, Inc. Stock Incentive Plan (the "Plan"). In April 2001, our Board of Directors adopted, subject to the approval by the shareholders, an amendment to the Plan to increase the number of shares authorized under the Plan. This amendment would increase the number of shares reserved for issuance thereunder to 10,659,453 shares, an increase of 1,000,000 shares. As of March 31, 2001, there were approximately 4,652,673 outstanding options to purchase shares of Common Stock under the Plan and 1,174,076 outstanding options to purchase shares of Common Stock under our LLC Option Plan.

         The text of the proposed amendment to the Plan is set forth in "Annex B" to this Proxy Statement. The Plan is described above under "Proposal 1-Election of Directors-Stock Option Plans" and is qualified in its entirety by reference to the text of the Plan.

         The proposed amendment to the Plan will be adopted upon receiving the affirmative vote of holders of a majority of the shares present or represented by proxy at the Annual Meeting. Proxies will be voted in accordance with the specifications marked thereon, and if no specifications is made, will be voted "FOR" adoption of the proposed amendment to the Plan. The Board has determined that the amendment to the Plan is in the best interest of the Company and our shareholders. The proposed amendment would provide a stable pool of additional shares for grant to our officers, directors, consultants and key employees. The Board believes that grants of stock options are an effective method to attract and retain officers, directors, consultants and key employees and that the availability of shares for future grants under the plan is important to our business prospects and operations.

         The Board of Directors recommends a vote FOR the approval of the amendment to the Plan.

                                   PROPOSAL 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         In April 2001, the Board of Directors appointed the accounting firm of Arthur Andersen LLP to serve as its independent auditor for the fiscal year ending December 31, 2001. The appointment of this firm was recommended to the Board by its Audit Committee. A proposal to ratify that appointment will be presented at the Annual Meeting. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

AUDIT FEES

         The aggregate fees billed by the Company's independent auditors for professional services rendered in connection with the audit of the Company's financial statements included in the Company's Annual Report on Form 10-K for Fiscal Year 2000, as well as for the review of the Company's financial statements included in the Company's Quarterly Reports on Form 10-Q during Fiscal Year 2000 totaled approximately $121,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         No fees other than those described above under the caption "Audit Fees" and those described below under the caption "All Other Fees" were billed to the Company by the Company's independent auditors for professional services in fiscal year 2000.

ALL OTHER FEES

         The aggregate fees billed by Arthur Andersen LLP for professional services rendered other than as stated under the captions Audit Fees and Financial Information Systems Design and Implementation Fees above were approximately $248,000. The Audit Committee of the Board of Directors considers the provision of these services to be compatible with maintaining the independence of Arthur Andersen LLP.

         The Board of Directors recommends a vote FOR ratification of selection of independent auditors.

                              SHAREHOLDER PROPOSALS

         Rules of the Securities and Exchange Commission require that any proposal by a shareholder of the Company for consideration at the 2002 Annual Meeting of Shareholders must be received by the Company no later than December 27, 2001 if any such proposal is to be eligible for inclusion in the Company's proxy materials for its 2002 Annual Meeting. Under such rules, the Company is not required to include shareholder proposals in its proxy materials unless certain other conditions specified in such rules are met.

         In order for a shareholder to bring any business or nominations before the Annual Meeting of Shareholders, certain conditions set forth in Sections
2.14 and 3.8 of the Company's Bylaws must be complied with, including, but not limited to, delivery of notice to the Company not less than 30 days prior to the meeting as originally scheduled.

                                  OTHER MATTERS

         Management of the Company is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. However, should any other matter requiring a vote of the shareholders arise, the representatives named on the accompanying Proxy will vote in accordance with their best judgment as to the interests of the Company and shareholders.


                                        BY ORDER OF THE BOARD OF DIRECTORS,


                                        /s/ David K. Dabbiere
                                        -----------------------------------
                                        David K. Dabbiere
                                        Secretary

                                                                         ANNEX A

                             AUDIT COMMITTEE CHARTER


                                  ORGANIZATION

         There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. "Independent" means a Director who meets the National Board of Securities Dealer definition of "independence" as determined by the Board of Directors.


                               STATEMENT OF POLICY

         The Audit Committee shall represent and provide assistance to the Board of Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Board of Directors, the independent auditor, and the financial Management of the corporation.


                                RESPONSIBILITIES

         In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board of Directors and the shareholders of the corporation that the accounting and reporting practices of the corporation are in accordance with all regulatory, statutory and generally accepted requirements and are of the highest quality.

         In carrying out these responsibilities, the Audit Committee will:

    - Meet four times per year at a minimum, or more frequently as circumstances require. The Committee may ask members of Management or others to attend meetings and provide pertinent information as necessary.

    - Confirm and assure the independence of the independent auditor.

    - Evaluate and recommend to the Board of Directors the independent auditor to audit the financial statements of the corporation and its subsidiaries, as well as recommend such independent auditor's retention or discharge.

    - Meet with the independent auditor and financial Management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditor.

    - Inquire of Management and the independent auditor about significant risks or exposures and assess the steps Management has taken to minimize such risk to the corporation.

    - Meet as necessary with the independent auditor and Management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

- Review with the independent auditor and financial Management of the Corporation, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of internal control procedures or particular areas where new or more effective and/or efficient controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Committee periodically should review policy statements of the corporation to determine adherence to the code of conduct.

- Review the financial statements contained in the annual report to shareholders with Management and the independent auditor to determine that the independent auditor is satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

- Provide sufficient opportunity for the independent auditor to meet with the members of the Audit Committee without members of Management present. The items to be discussed in these meetings are the independent auditor's evaluation of the corporation's financial and accounting personnel, and the cooperation that the independent auditor received during the course of the audit.

- Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.

- Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

- Review with Management and the independent auditor the interim financial reports before filing with the SEC or other regulators.

- Review policies and procedures with respect to Officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent auditor.

-        Review and recommend any updates to the Committee's charter annually.

                                                                         ANNEX B

                       TEXT OF PROPOSED AMENDMENT NO. 5 TO

                 MANHATTAN ASSOCIATES, INC. STOCK INCENTIVE PLAN


         The Manhattan Associates, Inc. Stock Incentive Plan (the "Plan") is hereby amended as follows:

         1. Increase in Authorized Shares. Section 3 of the Plan is hereby amended by deleting "9,000,000" in the first sentence thereof and substituting "10,659,453" in its place, so that the first sentence reads: "The initial number of Shares reserved for issuance under this Plan shall be 10,659,453, as adjusted pursuant to Section 11, less the number of Shares subject to options issued under the Manhattan Associates, LLC Option Plan."


         2. Effective Date. The effective date of this Amendment shall be April 17, 2001, provided, the shareholders of the Company approve this Amendment within 12 months after such effective date. Any Stock Incentives granted under the Plan as amended hereby before the date of such approval automatically shall be granted subject to such approval.

The shares represented by this Proxy will be voted as directed by the Shareholder. If no direction is given when the duly executed Proxy is returned, such shares will be voted

"FOR" all nominees in Proposal 1 and "FOR" Proposals 2 and 3.                   I PLAN TO ATTEND MEETING     [ ]
------------------------------------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.
------------------------------------------------------------------------------------------------------------------------------
Proposal 1 - Election of the following Nominees as Directors:

FOR all Nominees listed at right             WITHHELD       NOMINEES:  JOHN R. HARDESTY  JOHN J. HUNTZ, JR.  THOMAS E. NOONAN
(except as marked to the contrary)     For all Nominees
                                       listed at right
           [ ]                               [ ]             (Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name above.)
------------------------------------------------------------------------------------------------------------------------------
Proposal 2 - Approval of the amendment to the Company's Stock Incentive Plan:

                                           For      Against      Abstain
                                           [ ]        [ ]          [ ]

------------------------------------------------------------------------------------------------------------------------------

Proposal 3 - Approval of the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 2001:

                                           For      Against      Abstain
                                           [ ]        [ ]          [ ]

------------------------------------------------------------------------------------------------------------------------------
PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK.              Signature if held jointly______________________________
                                                                       Please mark,  date and sign as your name appears above
Date                                                                   and return in the enclosed envelope.
     ------------------------------------------------------------
Signature
          -------------------------------------------------------



                           MANHATTAN ASSOCIATES, INC.
                            2300 WINDY RIDGE PARKWAY
                                    SUITE 700
                             ATLANTA, GEORGIA 30339

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Alan J. Dabbiere and David K. Dabbiere, Esq. and each of them, with full power of substitution, as Proxy, to represent and vote all the shares of Common Stock of Manhattan Associates, Inc. held of record by the undersigned on March 31, 2001, at the annual meeting of Shareholders to be held on May 19, 2001 or any adjournment thereof, as designated on the reverse side hereof and in their discretion as to other matters.

         Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                               (Please date and sign on reverse)
                                                     (Continued on reverse side)